Exhibit 99.1

CAVO Drilling Motors, Ltd. Co.

Audited Financial Statements

As of and for the Nine Months Ended September 30, 2007

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

CAVO Drilling Motors, Ltd. Co.

We have audited the accompanying balance sheet of CAVO Drilling Motors, Ltd. Co. (the “Company”) as of September 30, 2007 and the related statements of income, changes in stockholders’ equity, and cash flows for the nine month period ended September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2007, and the results of its operations and its cash flows for the nine month period ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

UHY LLP

Houston, Texas

January 29, 2008

CAVO DRILLING MOTORS, LTD CO.

BALANCE SHEET

September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,018,738
Accounts receivable:
Trade, net of allowance for doubtful accounts of $280,616	1,147,757
Related party	171,000
Inventories	1,849,111
Deferred tax asset, current	95,409
Other current assets	75,362

Total current assets	4,357,368

Property, plant and equipment, net	2,471,972

TOTAL ASSETS	$6,829,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65,579
Accrued liabilities	2,127,932
Current portion of long-term debt	188,939

Total current liabilities	2,382,450
Long-term debt, less current portion	1,120,340
Deferred tax liability, less current portion	75,773

Total liabilities	3,578,563

Commitments and contingencies (Note 10)

Stockholders’ equity:
Common stock, $1 par value ; 1,000 shares authorized, issued and outstanding	1,000
Retained earnings	3,249,777

Total stockholders’ equity	3,250,777

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,829,340

See notes to financial statements.

CAVO DRILLING MOTORS, LTD CO.

STATEMENT OF INCOME

For the Nine Months Ended September 30, 2007
Revenue	$8,648,780

Cost of revenue	2,708,431

Gross profit	5,950,349

Expenses:
Selling, general and administrative	2,335,481
Depreciation and amortization	251,777

Total expenses	2,587,258

Income from operations	3,353,091

Other income (expense):
Interest expense	(74,261)
Gain on sale of equipment lost in hole	84,732
Other, net	19,257

Total other income (expense)	29,728

Income before income taxes	3,382,819
Provision for income taxes	(1,246,030)

Net income	$2,136,789

See notes to financial statements.

CAVO DRILLING MOTORS, LTD. CO.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock
	Shares	Par Value	Retained Earnings	Total
Balance at December 31, 2006	1,000	$1,000	$1,869,614	$1,870,614
Distributions to shareholders	—	—	(728,545)	(728,545)
Net liabilities assumed in connection with Diamond Rock Merger	—	—	(28,081)	(28,081)
Net income	—	—	2,136,789	2,136,789

Balance at September 30, 2007	1,000	$1,000	$3,249,777	$3,250,777

See notes to financial statements.

CAVO DRILLING MOTORS, LTD. CO.

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2007
Cash flows from operating activities:
Net income	$2,136,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	251,777
Allowance for doubtful accounts	65,943
Gain on sale of equipment lost in hole	(84,732)
Deferred tax asset	(19,636)
Changes in assets and liabilities:
Accounts receivable-trade	(360,316)
Accounts receivable-related party	(64,893)
Inventories	(176,904)
Deposits and other	(27,214)
Accounts payable and accrued liabilities	142

Net cash provided by operating activities	1,720,956

Cash flows from investing activities:
Proceeds from sale of equipment lost in hole	103,070
Capital expenditures	(764,612)

Net cash used in investing activities	(661,542)

Cash flows from financing activities:
Repayments of indebtedness	78,389
Distributions to shareholders	(596,945)

Net cash used in financing activities	(518,556)

Net increase in cash and cash equivalents	540,858
Cash and cash equivalents at beginning of period	477,880

Cash and cash equivalents at end of period	$1,018,738

Supplemental disclosure of cash flow information:
Interest paid	$74,261
Income taxes paid	$680,000

See notes to financial statements.

CAVO DRILLING MOTORS, LTD. CO.

Notes to the financial statements

Note 1 – Business and Basis of Presentation

CAVO Drilling Motors, Ltd. Co. (“CAVO” or the “Company”) offers a complete line of competitively priced high performance mud motors for the drilling industry. CAVO specializes in the sale and rental of quality drilling mud motors and other downhole equipment used in straight-hole, directional and workover drilling applications. Headquartered in Houston, Texas, CAVO serves domestic and international customers. The Company was formed by a group of oil field technical professionals with extensive drilling motor knowledge and experience in design, engineering, manufacturing, sales, rentals, quality control and technical support.

Effective January 1, 2007 Diamond Rock Investments Limited (“Diamond Rock”), was merged into CAVO. Diamond Rock was a domestic limited partnership which owned the land and building and associated indebtedness for CAVO’s headquarters. Prior to the merger, CAVO paid rent to Diamond Rock for use of the assets. Since the stockholders of the Company and partners of Diamond Rock were the same, the merger was accounted for as a combination of entities under common control. The net liabilities assumed of Diamond Rock at the date of the merger were approximately $28,000.

On January 31, 2007 Flotek Industries, Inc. (“Flotek”) acquired a 50% interest in CAVO from one of the stockholders for approximately $2.5 million in cash, $1.9 million in Flotek common stock and a $1.5 million promissory note to the seller for a total purchase price of $5.9 million. The transaction was deemed effective January 1, 2007 for tax purposes. On November 15, 2007 Flotek acquired the remaining 50% partnership interest from the remaining stockholder for approximately $12.5 million in cash.

Prior to January 1, 2007, the Company elected to be taxed under Subchapter S of the Internal Revenue Code. During such period, federal income taxes were the responsibility of the Company’s stockholders as were certain state income taxes. The S corporation election terminated in connection with the sale of 50% interest to Flotek effective January 1, 2007.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation: The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalent: Cash equivalents consist of highly liquid investments with an original maturity of three months or less. The Company had cash deposits in financial institutions in excess of the federally insured limit of $100,000 at September 30, 2007. The Company regularly monitors the financial condition of these institutions in which it has depository accounts and believes the risk of loss is minimal.

Revenue Recognition: Revenue for product sales and rentals is recognized when all of the following criteria have been met: (i) evidence of an agreement exists, (ii) products are shipped or services rendered to the customer and all significant risks and rewards of ownership have passed to the customer, (iii) the price to the customer is fixed and determinable and (iv) collectibility is reasonably assured. Accounts receivable are recorded at that time, net of any discounts. Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of the accounts receivable. Accounts receivable deemed ultimately uncollectible are applied against the allowance for doubtful accounts. Deposits and other funds received in advance of delivery are deferred until the transfer of ownership is complete.

The Company is generally not contractually obligated to accept returns, except for defective products. If a product is determined to be defective, the Company will replace the product or issue a credit memo. Based on historical return rates, no provision is made for returns at the time of sale. All costs associated with product returns are expensed as incurred.

Lost In-Hole: During the course of normal drilling activity motors and other oilfield equipment are lost in-hole by customers. The cost of the equipment is written off in the current period as a component of depreciation. The Company can frequently bill the client for the cost of the equipment lost in-hole at an agreed upon amount.

Inventories: Inventories consist of work-in-process, spare parts and finished goods. Inventories are carried at the lower of cost or market using the weighted average cost method.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. The Company determines value of acquired property, plant and equipment on the lower of (a) replacement cost or (b) appraised value. The cost of ordinary maintenance and repairs is charged to operations, while replacements and major improvements are

CAVO DRILLING MOTORS, LTD. CO.

Notes to the financial statements

capitalized. Depreciation is provided at rates considered sufficient to depreciate the cost of the assets using the straight-line method over the following estimated useful lives:

Buildings and leasehold improvements	39 years
Machinery, equipment and rental tools	7-15 years
Furniture, fixtures and computer equipment	5 years
Transportation equipment	3 years
Computer software	3 years

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds either the fair value or the estimated discounted cash flows of the assets, whichever is more readily measurable. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Financial Instruments: The Company considers the fair value of all financial instruments (primarily accounts receivable and long-term debt) not to be materially different from their carrying values at the end of each fiscal year based on management’s estimate of the collectibility of net accounts receivable and due to our ability to borrow funds under terms and conditions similar to those of our existing debt and because the majority of our debt carries a floating rate.

The Company has no off-balance sheet debt or other off-balance sheet financing arrangements. The Company has not entered into derivatives or other financial instruments.

Income Taxes: Income taxes are computed under the liability method. The Company provides deferred income tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts and the respective tax basis of assets and liabilities. These deferred assets and liabilities are based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to amounts which are more likely than not to be realized.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes current estimates are reasonable and appropriate, actual results could differ from these estimates.

Note 3 – Inventories

The components of inventories as of September 30, 2007 were as follows:

September 30, 2007
Work-in-process	$134,618
Spare parts and finished goods	1,714,493

Total inventories	$1,849,111

CAVO DRILLING MOTORS, LTD. CO.

Notes to the financial statements

Note 4 – Property, Plant and Equipment

As of September 30, 2007 property, plant and equipment comprised the following:

Land	$124,060
Buildings and leasehold improvements	858,953
Machinery and equipment	282,975
Rental tools	1,534,213
Furniture, fixtures and computer equipment	95,108
Transportation equipment	161,800
Computer software	38,740

Gross property, plant and equipment	3,095,849
Less: Accumulated depreciation and amortization	(623,877)

Property, plant and equipment, net	$2,471,972

Depreciation expense for the nine month period ended September 30, 2007 was $222,200.

The Company leases certain transportation equipment under agreements that are classified as capital leases. The cost of equipment under capital leases included in property, plant, and equipment was $161,800 at September 30, 2007. For the nine month period ended September 30, 2007, amortization of $29,577 related to assets under capital leases is included in depreciation and amortization expense.

Note 5 – Long-term Debt

Long-term debt was comprised of the following for the period ended:

September 30, 2007
Obligation under capital leases	$123,249
Promissory Note A	787,329
Promissory Note B	341,406
Other	57,295

Total	1,309,279
Less current maturities	(188,939)

Long-term debt, less current portion	$1,120,340

On January 25, 2007, the Company entered into a business loan agreement with Wells Fargo made up of a revolving line of credit and two promissory notes.

•

Revolving line of credit. The revolving line of credit provides for borrowing through January 25, 2008, bearing interest at prime rate less 25 basis points. The prime rate was 7.75% on September 30, 2007. The maximum amount that may be outstanding under the line of credit is the lesser of (a) $1,000,000 or (b) the sum of 80% of eligible domestic trade receivables and 50% of eligible inventory, as defined. The terms are interest-only, maturing January 2008. Nothing was drawn on the revolving line of credit as of September 30, 2007.

•	Promissory Note A. The promissory note provides for borrowings of $800,000 bearing interest at a fixed rate of 7.5% payable over 60 months, and amortized over 180 months.

•	Promissory Note B. The promissory note provides for borrowings of $386,000 bearing interest at a fixed rate of 7.5% payable over 60 months.

The Company believes the fair value of its long-term debt approximates the recorded value as of September 30, 2007 because the fixed rate debt carried the same rate as the floating interest rate debt terms of the revolving line of credit as of September 30, 2007.

Maturities of debt obligations at September 30, 2007 are as follows:

	Debt	Capital Leases	Total
Year Ending September 30,:
2008	$145,926	$43,013	$188,939
2009	95,768	56,775	152,543
2010	103,226	16,289	119,515
2011	111,265	7,172	118,437
Thereafter	729,845	—	729,845

Total	$1,186,030	$123,249	$1,309,279

CAVO DRILLING MOTORS, LTD. CO.

Notes to the financial statements

Note 6 – Income Taxes

Prior to January 1, 2007, the Company was taxed under Subchapter S of the Internal Revenue Code. Accordingly, federal income taxes were the responsibility of the Company’s owners as were certain state income taxes. The S corporation election terminated upon the sale of 50% interest Flotek effective January 1, 2007. As a result of the termination the Company recorded $32,765 of deferred tax liability as of January 1, 2007 which was charged to the provision for income taxes.

The following are the components of total income tax expense (benefit) for the nine months ended September 30, 2007 for the various categories of income in which the provision for income taxes is reported:

Current:
Federal	$1,178,986
State	86,680

Total current	1,265,666

Deferred:
Federal	(19,636)
State	—

Total deferred	(19,636)

Provision for income taxes	$1,246,030

A reconciliation of the effective income tax rate to the statutory income tax rate is as follows:

Nine Months Ended September 30,
2007
Income tax at statutory rate	34.0%
State taxes, net of federal benefit	1.7
S-election termination	1.0
Other	0.1

Effective income tax rate	36.8%

Our effective income tax rate in 2007 differs from the federal statutory rate primarily due to state income taxes and the tax expense associated with changing from S corporation to a C corporate for tax purposes.

Effective January 1, 2007, the Company is subject to the Texas margin tax for activities occurring within Texas. The Company recorded an $86,680 accrual for this tax for the nine months ended September 30, 2007.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes at the enacted tax rates in effect when the differences reverse. The components of our deferred tax asset and liabilities are as follows as of September 30, 2007:

Deferred tax assets:
Allowance for doubtful accounts	$95,409
Deferred tax liabilities:
Property, plant and equipment	75,774

Net deferred tax assets:	$19,636

CAVO DRILLING MOTORS, LTD. CO.

Notes to the financial statements

Note 7 – Related Party Transactions

The Company sells and rents a substantial portion of its mud motors and associated spare parts to Flotek. For the nine months ended September 30, 2007 CAVO recorded sales and rental revenue of $3,765,158 to Flotek. Trade receivables due from Flotek were $171,000 at September 30, 2007.

Note 8 – Significant Concentrations

Customer concentrations: During the nine months ended September 30, 2007, two customers accounted for approximately 56% of revenue. Accounts receivable of approximately $370,000 was owed by these customers as of September 30, 2007. During the nine months ended September 30, 2007, international customers accounted for approximately 21% of revenue.

Vendor concentrations: During the nine months ended September 30, 2007, the Company purchased approximately 64% of its operational supplies from one vendor. Amount owed to this vendor was approximately $936,000 as of September 30, 2007.

Note 9 – Defined Contribution Plan

The Company maintains a 401(k) retirement plan for the benefit of eligible employees in the United States. All employees who have completed three months of service are eligible for the plan. Employees may contribute from 1% to 15% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company matches employee contributions 100% on the first 3% of salary contributed, and 50% on contributions above 3% but below 5% of the employee’s salary. All matching contributions vest immediately. Company matching contributions to the Plan totaled $22,959 for the nine months ended September 30, 2007.

Note 10 – Commitments and Contingencies

The Company is involved, on occasion, in routine litigation incidental to its business.

The Company has entered into an operating lease for office space that expires in April 2008. The total outstanding lease obligation at September 30, 2007 was $15,708.